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                                                                      EXHIBIT 11


           NATIONAL CONVENIENCE STORES INCORPORATED AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                                                                                 Reorganized Company
                                                                ---------------------------------------------------------
                                                                                                          Period from
                                                                                                            Inception
                                                                  Year Ended           Year Ended      (March 1, 1993) to
                                                                June 30, 1995        June 30, 1994      June 30, 1993 (1)
                                                                -------------        -------------      -----------------
Primary Earnings Per Share:
--------------------------

Net Income  . . . . . . . . . . . . . . . . . . . . . .             $5,292,000          $6,835,000             $4,389,000
                                                                    ==========          ==========             ==========
Average Common and Common
    Stock Equivalents:
       Average shares outstanding . . . . . . . . . . .              6,050,000           6,015,000              6,000,000
       Common stock equivalents - assumed
           exercise of options  . . . . . . . . . . . .                  4,000             259,000                276,000
                                                                    ----------          ----------             ----------
Average Common and Common
    Stock Equivalents . . . . . . . . . . . . . . . . .              6,054,000           6,274,000              6,276,000
                                                                    ==========          ==========             ==========

Primary Earnings Per Share  . . . . . . . . . . . . . .             $     0.87          $     1.09             $     0.70
                                                                    ==========          ==========             ==========


Fully Diluted Earnings Per Share:
--------------------------------

Net Income  . . . . . . . . . . . . . . . . . . . . . .             $5,292,000          $6,835,000             $4,389,000
                                                                    ==========          ==========             ==========
Average Common and Common
    Stock Equivalents:
       Average shares outstanding . . . . . . . . . . .              6,050,000           6,015,000              6,000,000
       Common stock equivalents - assumed
           exercise of options  . . . . . . . . . . . .                 11,000             259,000                291,000
                                                                    ----------          ----------             ----------
Average Common and Common
    Stock Equivalents . . . . . . . . . . . . . . . . .              6,061,000           6,274,000              6,291,000
                                                                    ==========          ==========             ==========

Fully Diluted Earnings Per Share  . . . . . . . . . . .             $     0.87          $     1.09             $     0.70
                                                                    ==========          ==========             ==========


(1) Represents earnings per share calculations of the Reorganized Company since March 1, 1993. Earnings per share calculations for the Predecessor Company are not presented because they are not meaningful as a result of the confirmation of the Plan of Reorganization and adoption of fresh-start reporting effective March 1, 1993 (see Note 10 of the Notes to Consolidated Financial Statements).